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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 2 to the Registration Statement (Form S-4 No. 333-84886) and related Prospectus of The Titan Corporation to be filed on or about August 7, 2002 and to the incorporation by reference therein of our report dated March 8, 2002, with respect to the consolidated financial statements of Jaycor, Inc. for the years ended January 31, 2002 and 2001 included in a Current Report (Form 8-K) of The Titan Corporation, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP

                                                        ERNST & YOUNG LLP

San Diego, California
August 5, 2002